UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEAPACK-GLADSTONE FINANCIAL CORPORATION

500 HILLS DRIVE

BEDMINSTER, NEW JERSEY 07921

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 28, 2015

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation will be held on the first floor of our headquarters building at 500 Hills Drive, Bedminster, New Jersey, on Tuesday, April 28, 2015, at 2:00 p.m. local time for the purpose of considering and voting upon the following matters:

1.	Election of the thirteen directors named herein to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and qualified.

2.	To approve, on a non-binding basis, the compensation of the Corporation’s named executive officers as determined by the Compensation Committee.

3.	The ratification of the appointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2015.

4.	Such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 4, 2015, are entitled to receive notice of, and to vote at, the meeting.

You are urged to read carefully the attached proxy statement relating to the meeting.

Shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, we urge you to exercise your right to vote as promptly as possible. You may revoke your proxy by filing a later-dated proxy or a written revocation of the proxy with the Corporate Secretary of Peapack-Gladstone prior to the meeting. If you attend the meeting, you may revoke your proxy by filing a later-dated proxy or written revocation of the proxy with the Corporate Secretary of the meeting prior to the voting of such proxy.

By Order of the Board of Directors

MARY M. RUSSELL,

CORPORATE SECRETARY

Bedminster, New Jersey

March 17, 2015

YOUR VOTE IS IMPORTANT.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED

OR VOTE BY TELEPHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER MEETING TO BE HELD ON APRIL 28, 2015

This Proxy Statement and our Annual Report on Form 10-K are available at

http://www.edocumentview.com/PGC

PEAPACK-GLADSTONE FINANCIAL CORPORATION

500 HILLS DRIVE

BEDMINSTER, NEW JERSEY 07921

PROXY STATEMENT

DATED MARCH 17, 2015

GENERAL PROXY STATEMENT INFORMATION

This proxy statement is furnished to the shareholders of Peapack-Gladstone Financial Corporation (“Peapack-Gladstone” or the “Company”) in connection with the solicitation by the Board of Directors of Peapack-Gladstone of proxies for use at the Annual Meeting of Shareholders to be held on the first floor of our headquarters building at 500 Hills Drive, Bedminster, New Jersey, on Tuesday, April 28, 2015 at 2:00 p.m. local time. This proxy statement is first being made available to shareholders on approximately March 17, 2015.

VOTING INFORMATION

Outstanding Securities and Voting Rights

The record date for determining shareholders entitled to notice of, and to vote at, the meeting is March 4, 2015. Only shareholders of record as of the record date will be entitled to notice of, and to vote at, the meeting.

On the record date 15,296,337 shares of Peapack-Gladstone's common stock, no par value, were outstanding and eligible to be voted at the meeting. Each share of Peapack-Gladstone's common stock is entitled to one vote.

Required Vote

The election of directors requires the affirmative vote of a plurality of Peapack-Gladstone's common stock voted at the meeting, whether voted in person or by proxy. At the meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable New Jersey law and Peapack-Gladstone's certificate of incorporation and by-laws, abstentions and broker non-votes are counted for purpose of establishing a quorum but have no impact on the election of directors.

The approval, on a non-binding basis, of the compensation of the Corporation’s named executive officers as determined by the Compensation Committee requires the affirmative vote of a majority of the votes cast at the meeting, whether voted in person or by proxy. Abstentions and broker non-votes will have no impact on the approval of this advisory proposal.

The ratification of the appointment of Crowe Horwath LLP requires the affirmative vote of a majority of the votes cast at the meeting, whether voted in person or by proxy. Abstentions and broker non-votes will have no impact on the ratification of Crowe Horwath LLP’s appointment.

All shares represented by valid proxies received pursuant to this solicitation will be voted FOR the election of the 13 nominees for director who are named in this proxy statement, FOR the approval, on a non-binding basis, of the compensation of the Corporation’s named executive officers as determined by the Compensation Committee, and FOR ratification of the appointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2015, unless the shareholder specifies a different choice by means of the proxy or revokes the proxy prior to the time it is exercised. Should any other matter properly come before the meeting, the persons named as proxies will vote upon such matters according to their discretion.

Revocability of Proxy

Any shareholder giving a proxy has the right to attend and to vote at the meeting in person. A proxy may be revoked prior to the meeting by filing a later-dated proxy or a written revocation if it is sent to the Corporate Secretary of Peapack-Gladstone, Mary M. Russell, at 500 Hills Drive, Suite 300, PO Box 700, Bedminster, New Jersey, 07921, and is received by Peapack-Gladstone in advance of the meeting. A proxy may be revoked at the meeting by filing a later-dated proxy or a written revocation with the Secretary of the meeting prior to the voting of such proxy or by voting in person at the meeting.

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Solicitation of Proxies

This proxy solicitation is being made by the Board of Peapack-Gladstone and its agent Laurel Hill Advisory Group LLC and the costs of the solicitation will be borne by Peapack-Gladstone. In addition to the use of the mails, proxies may be solicited personally or by telephone, e-mail or facsimile transmission by directors, officers and employees of Peapack-Gladstone and its subsidiaries or Laurel Hill Advisory Group LLC. Directors, officers and employees, will not be specially compensated for such solicitation activities. The amount Peapack-Gladstone will pay Laurel Hill Advisory Group LLC for its proxy solicitation services is $6,000 plus certain out of pocket costs. Peapack-Gladstone will also make arrangements with brokers, dealers, nominees, custodians and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons, and Peapack-Gladstone may reimburse them for their reasonable expenses incurred in forwarding the materials.

PROPOSAL 1

ELECTION OF DIRECTORS

DIRECTOR INFORMATION

Peapack-Gladstone's by-laws authorize a minimum of five and a maximum of 25 directors; currently, the Board has 13 members. Directors are elected annually by the shareholders for one-year terms. Peapack-Gladstone's Nominating Committee has recommended to the Board the 13 current directors for reelection for one-year terms expiring at Peapack-Gladstone’s 2016 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified. If, for any reason, any of the nominees become unavailable for election, the proxy solicited by the Board will be voted for a substitute nominee selected by the Board. The Board has no reason to believe that any of the named nominees is unavailable for election or will not serve if elected.

Unless a shareholder indicates otherwise on the proxy, the proxy will be voted for the persons named in the table below to serve until the expiration of their terms, and thereafter until their successors have been duly elected and qualified.

The following table sets forth the names and ages of the Board's nominees for election, the nominees' positions with Peapack-Gladstone (if any), the principal occupation or employment of each nominee for the past five years and the period during which each nominee has served as a director of Peapack-Gladstone. The nominee's prior service as a director includes prior service as a director of Peapack-Gladstone Bank (the “Bank”) prior to the formation of the holding company. In addition, described below is each director nominee’s particular experience, qualifications, attributes or skills that have led the Board to conclude that the person should serve as a director.

NOMINEES FOR ELECTION AS DIRECTORS
Name and Position		Director	Principal Occupation or Employment for the Past Five Years;
With Peapack-Gladstone	Age	Since	Other Company Directorships
Finn M. W. Caspersen, Jr. Senior Executive Vice President, Chief Operating Officer and General Counsel	45	2012	Senior Executive Vice President, Chief Operating Officer and General Counsel of Peapack-Gladstone and the Bank. Mr. Caspersen began his career with Peapack-Gladstone in 2004 and is qualified to serve on the Board of Directors because of his business skills, his judgment, and his proven leadership.
Dr. Susan A. Cole	72	2014	President of Montclair State University. Dr. Cole, named to the Board in February 2014, is qualified to serve on the Board of Directors because of her 17 years as President of Montclair State University, the second largest university in New Jersey, with approximately 20,000 students, which is invaluable in the oversight of Bank operations.
Anthony J. Consi, II	69	2000	Retired; previously Senior Vice President of Finance and Operations, Weichert Realtors. Mr. Consi is qualified to serve on the Board of Directors because of his 15 years of public accounting experience at Coopers & Lybrand and his 22 years of finance and operations leadership at Weichert Realtors, both of which are invaluable to his role as Audit Committee Chairman.
Richard Daingerfield	61	2014	Retired; previously Executive Vice President and General Counsel of Citizens Financial Group, Inc., Boston, Massachusetts. Mr. Daingerfield is qualified to serve on the Board of Directors because of his expertise in corporate governance, executive management, risk management, corporate banking and commercial banking. His broad legal experience in all aspects of commercial and retail banking, including international and domestic private banking, are invaluable to his role as Risk Committee Chairman.

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Name and Position		Director	Principal Occupation or Employment for the Past Five Years;
With Peapack-Gladstone	Age	Since	Other Company Directorships
Edward A. Gramigna, Jr.	54	2012	Partner of Drinker Biddle & Reath LLP. Mr. Gramigna is qualified to serve on the Board of Directors because of his 26 years of experience in trust, estate planning and estate administration, which is invaluable in the oversight of our wealth management division.
Douglas L. Kennedy CEO	58	2012	President & CEO of Peapack-Gladstone and the Bank. Mr. Kennedy, who began his career in commercial banking in 1978, is qualified to serve on the Board of Directors because of his 37 years of commercial banking experience, demonstrated business leadership, judgment and vision.
Frank A. Kissel	64	1989	Former Chairman of the Board of Peapack-Gladstone and the Bank. Mr. Kissel, who began his career in banking in 1973, is qualified to serve on the Board of Directors because of his 42 years of banking experience, demonstrated business leadership, judgment and vision. Mr. Kissel is also an employee of the Bank focused on business development.
John D. Kissel	62	1987	Real Estate Broker, Turpin Real Estate, Inc. Mr. Kissel is qualified to serve on the Board of Directors because of his 25 years of experience in the residential real estate market, which is invaluable to the Board’s oversight of the Corporation’s real estate loan portfolio.
James R. Lamb	72	1993	Principal of James R. Lamb, P.C., Attorney at Law. Mr. Lamb is qualified to serve on the Board of Directors because of his 48 years of legal experience, which is invaluable to the Board’s corporate governance program and the Board’s oversight of the Bank’s legal and regulatory affairs.
Edward A. Merton	74	1981	Retired; previously President of Merton Excavating and Paving Co. Mr. Merton is qualified to serve on the Board of Directors because of his 52 years of experience in managing a successful New Jersey business, which is invaluable to the Board’s oversight of the Corporation’s small business lending.
F. Duffield Meyercord Chairman	68	1991	Chairman of the Board of Peapack-Gladstone and the Bank; Partner of Carl Marks Advisory Group, LLC; President, Meyercord Advisors, Inc.; Director of Wayside Technology Group, Inc. (formerly Programmer’s Paradise, Inc.). Mr. Meyercord is qualified to serve on the Board of Directors because of his 40 years of experience in directing strategic projects and providing operational advisory services to numerous businesses, which is invaluable to the Board’s oversight of corporate strategy.
Philip W. Smith, III	59	1995	President, Phillary Management, Inc., a real estate management company. Mr. Smith is qualified to serve on the Board of Directors because of his 28 years of experience in commercial real estate agency and management, which is invaluable to the Board’s oversight of the Corporation’s real estate loan portfolio.
Beth Welsh	56	2012	General Manager of Bassett Associates. Ms. Welsh is qualified to serve on the Board of Directors because of her 20 years of experience in the commercial real estate market as well as her past banking experience, which is invaluable to the Board’s oversight of the Corporation’s real estate lending and small business banking.

Other than Mr. Meyercord, none of our directors hold, or have held in the past five years, any directorships with respect to a public company or registered investment company.

Frank A. Kissel and John D. Kissel are brothers.

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The members of our Board of Directors are persons who as a group we believe have demonstrated appropriate leadership skills, experience and judgment in areas that are relevant to our business. We believe that their collective ability to challenge and stimulate management and their dedication to the affairs of the Corporation serve the interests of the Corporation and its shareholders. In accordance with its charter, the Nominating Committee has established director qualifications and standards, and identifies and evaluates each candidate on a case-by-case basis including an assessment of the requisite skills and characteristics of new board members as well as the composition of the Board as a whole. This assessment includes consideration of the independence, diversity, skills, experience and other elements relevant to the success of our Corporation in today’s business environment. In selecting director nominees for our Board, we consider the collective experience, attributes and skills of the entire Board, as well as the ability of the individuals to work together with other members of the Board.

RECOMMENDATION AND VOTE REQUIRED ON PROPOSAL 1

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ‘FOR’ THE NOMINATED SLATE OF DIRECTORS INCLUDED IN PROPOSAL 1. Directors will be elected by a plurality of the votes cast at the meeting. Abstentions and broker non-votes will have no impact on the election of directors.

CORPORATE GOVERNANCE

General

The business and affairs of Peapack-Gladstone are managed under the direction of the Board of Directors. Members of the Board are kept informed of Peapack-Gladstone's business through discussions with our President and CEO and Peapack-Gladstone’s other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. All members of the Board also served as directors of Peapack-Gladstone's subsidiary bank, Peapack-Gladstone Bank, during 2014. The Board of Directors of Peapack-Gladstone and Peapack-Gladstone Bank held 12 meetings during 2014. During 2014, each director of Peapack-Gladstone attended no fewer than 95% of the total number of meetings of Peapack-Gladstone’s Board and meetings of committees on which such director served. It is Peapack-Gladstone’s policy to encourage director attendance at the Annual Meeting absent a compelling reason such as illness. Last year, all but four directors attended the Annual Meeting.

Our Board of Directors believes that the purpose of corporate governance is to maximize shareholder value in a manner consistent with legal requirements. The Board has adopted corporate governance principles, which the Board and senior management believe promote this purpose. We periodically review these governance principles, the rules and listing standards of the NASDAQ Stock Market (“NASDAQ”) and Securities and Exchange Commission (the “SEC”) regulations.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors is comprised of 13 directors, a majority of which are independent directors. F. Duffield Meyercord serves as our Chairman and Douglas L. Kennedy is our Chief Executive Office and is also a member of our board of directors. The board has three primary committees composed solely of independent directors – Audit, Compensation, and Nominating - under applicable NASDAQ rules with each of the three committees having a separate independent chair. In addition to these three committees, the Corporation also has a Risk Committee, which, along with our Board of Directors is responsible for overseeing the Company’s risk management. Our full Board receives and reviews a company-wide risk assessment annually. While the Risk Committee and the full Board oversee the Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is an appropriate approach for addressing the risks facing our Company at this time. Our independent directors conduct separate executive sessions to discuss Company affairs on a semi-annual basis. The Chairman of the Board, who is independent, presides over these sessions.

We believe that having a separate chairman and CEO, independent chairs and membership for each of our Audit, Compensation and Nominating Committees and independent director sessions provides the right form of leadership for our Company. Separating the chairman and CEO positions allowed us to expand our management structure to position the Company for future growth, while our experienced independent director majority provides oversight of Company operations and provides different perspectives based on the directors’ experience, oversight and expertise from outside our Company.

Director Independence

The Board has determined that a majority of the directors and all current members of the Nominating, Compensation, and Audit Committees are “independent” for purposes of the NASDAQ rules, and that the members of the Audit Committee are also “independent” for purposes of the

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heightened standards of independence under NASDAQ rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and members of the Compensation Committee are also “independent” for purposes of the heightened standard of independence under the NASDAQ rules. The Board based these determinations on a review by the Nominating Committee and on a review by management of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships. The independent directors are Dr. Susan A. Cole, Anthony J. Consi, II, Richard Daingerfield, Edward A. Gramigna, Jr., James R. Lamb, Edward A. Merton, F. Duffield Meyercord, Philip W. Smith, III and Beth Welsh.

To assist it in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationships with Peapack-Gladstone fall within these categories is independent absent any other relationship which would interfere with the exercise of the director’s exercise of independent judgment in carrying out the responsibilities of a director:

•	A loan made by the Bank to a director, his or her immediate family member or an entity affiliated with a director or his or her immediate family member, or a loan personally guaranteed by such persons, if such loan (i) complies with state and federal regulations on insider loans, where applicable; and (ii) is not classified by the Bank’s credit committee or by any bank regulatory agency which supervised the Bank as substandard, doubtful or loss.
•	A deposit, trust, insurance brokerage, securities brokerage or similar customer relationship between Peapack-Gladstone or its subsidiaries and a director, his or her immediate family member or an affiliate of his or her immediate family member if such relationship is on customary and usual market terms and conditions.
•	The employment by Peapack-Gladstone or its subsidiaries of any immediate family member of the director if the employee serves below the level of a senior vice president.
•	Annual contributions by Peapack-Gladstone or its subsidiaries to any charity or non-profit corporation with which a director is affiliated if the contributions do not exceed an aggregate of $20,000 in any calendar year and the contribution is made in the name of Peapack-Gladstone.
•	Purchases of goods or services by Peapack-Gladstone or any of its subsidiaries from a business in which a director or his or her immediate family member is a partner, shareholder or officer, if the director or his or her immediate family member owns five percent or less of the equity interests of that business and does not serve as an executive officer of the business.
•	Purchases of goods or services by Peapack-Gladstone, or any of its subsidiaries, from a director or a business in which the director or his or her immediate family member is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director, his or her immediate family member or such business in the last calendar year does not exceed the greater of $60,000 or two percent of the gross revenues of the business.
•	Fixed retirement benefits paid or payable to a director either currently or on retirement.

The following categories or types of transactions, relationships or arrangements were considered by the Board in determining that each listed director is independent in accordance with the NASDAQ listing standards and Peapack-Gladstone’s Corporate Governance Principles.

Independent Director	Category or Type
Mr. Consi	Loans, Deposits, Trust
Mr. Daingerfield	Loans, Deposits
Mr. Gramigna	Deposits
Mr. Lamb	Loans, Deposits, Trust
Mr. Merton	Loans, Deposits, Trust
Mr. Meyercord	Loans, Deposits, Trust
Mr. Smith	Deposits, Trust, Employment of Immediate Family Member below level of Senior Vice President
Ms. Welsh	Loans, Deposits

Independent Director Sessions

Our Corporate Governance Principles require that executive sessions including only independent directors be held at least semi-annually. The Chairman of the Board, who is independent, presides over these independent director sessions.

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Shareholder Communication with Directors

The Board of Directors has established the following procedures for shareholder communications with the Board of Directors:

•	Shareholders wishing to communicate with the Board of Directors should send any communication to the Board of Directors, Peapack-Gladstone Financial Corporation, c/o Corporate Secretary of Peapack-Gladstone, Mary M. Russell, at 500 Hills Drive, Suite 300, PO Box 700, Bedminster, New Jersey, 07921. Any such communication should state the number of shares owned by the shareholder.
•	The Corporate Secretary will forward such communication to the Board of Directors or as appropriate to the particular Committee Chairman, unless the communication is a personal or similar grievance, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the Board of Directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.
•	The Corporate Secretary will maintain a log of, and copies of, all communications, for inspection and review by any Board member, and shall regularly review all such communications with the Board or the appropriate Committee Chairman.

The Board of Directors has also established the following procedures for shareholder communications with the Chairman, who presides over the independent director sessions:

•	Shareholders wishing to communicate with the Chairman should send any communication to the Presiding Director of Independent Director Sessions, Peapack-Gladstone Financial Corporation, c/o Corporate Secretary of Peapack-Gladstone, Mary M. Russell, at 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey, 07921. Any such communication should state the number of shares owned by the shareholder.
•	The Corporate Secretary will forward such communication to the Chairman, unless the communication is a personal or similar grievance, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the non-management directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.
•	The Corporate Secretary will maintain a log of, and copies of, all communications, for inspection and review by the Chairman, and shall regularly review all such communications with the Chairman at the next meeting.

Committees of the Board of Directors

In 2014, the Board of Directors maintained an Audit Committee, a Compensation Committee, a Nominating Committee, a Risk Committee, and a CEO Advisory Committee. The Audit Committee, Compensation Committee and Nominating Committee are each solely comprised of independent directors; a description of each of these three committees follows.

Audit Committee

Mr. Consi serves as Chair of the Audit Committee. Other members of the Audit Committee currently are Messrs. Daingerfield, Gramigna, Lamb and Ms. Welsh. Mr. Daingerfield was added to the Committee in October 2014. The Audit Committee met seven times during 2014.

The Board of Directors has determined that at least one member of the Audit Committee, Mr. Consi, meets the NASDAQ standard of being financially sophisticated. The Board of Directors has also determined that Mr. Consi meets the SEC criteria of an “audit committee financial expert.”

The Audit Committee operates pursuant to a charter. The charter can be viewed at the Investor Relations link on our website www.pgbank.com. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by our independent auditors. Other responsibilities of the Audit Committee pursuant to the charter include: reviewing the scope and results of the audit with our independent auditors; reviewing with management and our independent auditors Peapack-Gladstone’s interim and year-end operating results including press releases; considering the appropriateness of the internal accounting and auditing procedures of Peapack-Gladstone; considering our outside auditors’ independence; reviewing examination reports by bank regulatory agencies; reviewing audit reports prepared by the Internal Audit Department of Peapack-Gladstone, reviewing audit reports prepared by any outside firm which may conduct some internal audit functions for Peapack-Gladstone; and reviewing the response of management to those reports. The Audit Committee reports to the full Board concerning pertinent matters coming before it.

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Compensation Committee

Peapack-Gladstone’s Compensation Committee currently consists of Messrs. Meyercord (Chair), Consi, Merton and Smith. During 2014, the Compensation Committee met four times.

The Compensation Committee operates under a written charter setting out the functions and responsibilities of this committee. The charter can be viewed at the Investor Relations link on our website www.pgbank.com. The Compensation Committee recommends to the independent members of the Board the CEO’s compensation, sets specific compensation for executive officers (other than the CEO) and ratifies general compensation levels for all other officers and employees. It also administers our long-term stock incentive plans and makes awards under those plans. The Board has approved its charter, which delegates to the Compensation Committee the responsibility to recommend Board compensation. Included in this process is a thorough analysis and consideration of overall Company performance, individual job performance, the overall need of the Company to attract, retain and incent executive talent, and the total cost of the compensation programs.

The Compensation Committee has the authority to hire, fire, and seek the services of compensation consulting and advisory firms as it deems appropriate to its role. In 2014, the Compensation Committee engaged the services of McLagan, an Aon Hewitt Company (“McLagan”), an independent compensation consulting firm specializing in executive compensation. Services were related to providing an updated competitive market analysis. McLagan reports directly to the Compensation Committee and carries out its responsibilities to the Compensation Committee in coordination with the Human Resources Department as requested by the Compensation Committee. As a matter of policy the Compensation Committee does not prohibit its advisors from providing services to management, but any such engagement must be requested or approved by the Compensation Committee.

Nominating Committee

Peapack-Gladstone’s Nominating Committee currently consists of Messrs. Smith (Chair), Merton, Meyercord and Ms. Welsh. The Nominating Committee met four times during 2014.

The Nominating Committee operates under a written charter setting out the functions and responsibilities of this committee. The charter can be viewed at the Investor Relations link on our website www.pgbank.com. The Nominating Committee reviews qualifications of and recommends to the Board candidates for election as director of Peapack-Gladstone and the Bank, considers the composition of the Board, recommends committee assignments, and discusses management succession for the Chairman and the CEO positions. The Nominating Committee is also charged with reviewing the Board’s adherence to the Corporate Governance Principles and the Code of Business Conduct and Ethics. The Nominating Committee reviews recommendations from shareholders regarding corporate governance and director candidates. The procedure for submitting recommendations of director candidates is set forth below under the caption “Nomination of Directors.”

Nomination of Directors

Nominations for director may be made only by the Board of Directors or a committee of the Board or by a shareholder of record entitled to vote. The Board of Directors has established minimum criteria for members of the Board.

These include:

•	Directors are encouraged to live and/or work in the communities served by Peapack-Gladstone’s subsidiary bank.
•	Directors shall maintain stock ownership in compliance with the Corporation’s stock ownership guidelines.
•	Directors shall be experienced in business, shall be financially literate and shall be respected members of their communities.
•	Directors shall be of high ethical and moral standards and have sound personal finances.
•	A Director may not serve on the board of directors of any other bank that serves the same market area as Peapack-Gladstone.

The Nominating Committee has not adopted a formal diversity policy with regard to the selection of director nominees. The Nominating Committee considers diversity of experience, both of the individual under consideration and of the Board as a whole, as a factor in identifying nominees for director. In accordance with the Company’s Corporate Governance Principles, in assessing candidates for nomination, the Nominating Committee considers, among other factors, the candidate’s independence, diversity, skills and experience in the context of the needs of the Board.

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The Nominating Committee has adopted a policy regarding consideration of director candidates recommended by shareholders. The Nominating Committee will consider nominations made by shareholders. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and supporting materials to our Corporate Secretary not less than 120 days or more than 150 days prior to the first anniversary of the date of the preceding year’s annual meeting. The shareholder wishing to propose a candidate for consideration by the Nominating Committee must have a significant stake in Peapack-Gladstone. To qualify for consideration by the Nominating Committee, the shareholder submitting the candidate must demonstrate that he or she has been the beneficial owner of at least one percent of Peapack-Gladstone’s outstanding shares for a minimum of one year prior to the submission of the request. In addition, the Nominating Committee has the right to require any additional background or other information from any director candidate or the recommending shareholder, as it may deem appropriate. For our annual meeting in the year 2016, we must receive this notice on or after November 30, 2015, and on or before December 30, 2015.

The following factors, at a minimum, are considered by the Nominating Committee as part of its review of all director candidates and in recommending potential director candidates to the Board:

•	appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board;
•	if the Committee deems it applicable, whether the candidate would be able to read and understand fundamental financial statements and considered to be financially sophisticated as described in the NASDAQ rules, or considered to be an audit committee financial expert as defined pursuant to the Sarbanes-Oxley Act of 2002;
•	if the Committee deems it applicable, whether the candidate would be considered independent under the NASDAQ rules and the Board’s additional independence guidelines set forth in Peapack-Gladstone’s Corporate Governance Principles;
•	demonstrated character and reputation, both personal and professional, consistent with that required for a bank director;
•	willingness to apply sound and independent business judgment;
•	ability to work productively with the other members of the Board;
•	availability for the substantial duties and responsibilities of a Peapack-Gladstone director; and
•	meets the additional criteria set forth in the Peapack-Gladstone’s Corporate Governance Principles.

You can obtain a copy of the full text of our policy regarding shareholder nominations by writing to Mary M. Russell, Corporate Secretary, Peapack-Gladstone Financial Corporation, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey 07921.

Code of Business Conduct and Conflict of Interest Policy and Corporate Governance Principles

Peapack-Gladstone has adopted a Code of Business Conduct and Conflict of Interest Policy, which applies to Peapack-Gladstone’s chairman, chief executive officer, principal financial officer, principal accounting officer and to all other Peapack-Gladstone directors, officers and employees. The Code of Business Conduct and Conflict of Interest Policy is available in the Investor Relations section of Peapack-Gladstone’s website located at www.pgbank.com. The Code of Business Conduct and Conflict of Interest Policy is also available in print to any shareholder who requests it from Mary M. Russell, Corporate Secretary, Peapack-Gladstone Financial Corporation, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey, 07921. Peapack-Gladstone will disclose any substantive amendments to or waiver from provisions of the Code of Business Conduct and Conflict of Interest Policy on our website as may be required and within the time period specified under applicable SEC and NASDAQ rules.

As noted above, we have also adopted Corporate Governance Principles, which are intended to provide guidelines for the governance of Peapack-Gladstone by the Board and its committees. The Corporate Governance Principles are available at the Investor Relations section of Peapack-Gladstone’s website located at www.pgbank.com.

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DIRECTOR COMPENSATION

The following table summarizes the compensation of the non-employee directors of Peapack-Gladstone in 2014.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) (4)	Total
Susan A. Cole (5)	$24,770	$—	$—	$24,770
Anthony J. Consi, II	79,200	29,224	33,168	141,592
Richard Daingerfield (5)	12,420	—	2,082	14,502
Edward A. Gramigna, Jr.	54,100	17,348	7,518	78,966
John D. Kissel	36,100	8,567	20,637	65,304
James R. Lamb, Esq.	37,300	10,903	—	48,203
Edward A. Merton	31,500	11,098	28,266	70,864
F. Duffield Meyercord	123,900	49,804	38,484	212,188
Philip W. Smith, III	41,500	15,498	13,478	70,476
Beth Welsh	40,000	11,682	7,807	59,489

(1)	In 2014, Peapack-Gladstone paid its directors a $10,000 annual retainer for service on the Board, $1,200 for each regular Board or CEO Advisory Committee meeting they attend and $900 each for all other committee meetings they attend. The Chairman received an additional $50,000 annual retainer. The Audit Committee Chair received an additional $25,000 annual retainer, while the Compensation Committee and Risk Committee Chairs each received an additional $15,000 annual retainer. The Nominating Committee Chairman received an additional $7,000 annual retainer. Audit Committee members received an additional $3,000 annual retainer and Compensation Committee members received an additional $2,000 annual retainer. Douglas L. Kennedy, Frank A. Kissel and Finn M.W. Caspersen, Jr., as full-time employees, were not compensated for services rendered as directors.

(2)	The following table represents the number of restricted stock awarded during 2014, the grant date fair market value of these awards computed in accordance with ASC 718 and the aggregate number of options or restricted stock outstanding at December 31, 2014, for each of the following directors:
Name	Number of Shares Awarded 2014	Grant Date Fair Market Value of Stock Awarded (a)	Aggregate Number of Options Outstanding at 12/31/2014	Aggregate Number of Awards Outstanding at 12/31/2014
Susan A. Cole	—	$—	—	—
Anthony J. Consi, II	1,501	29,224	17,120	1,501
Richard Daingerfield	—	—	—	—
Edward A. Gramigna, Jr.	891	17,348	2,500	891
John D. Kissel	440	8,567	17,120	440
James R. Lamb, Esq.	560	10,903	17,120	560
Edward A. Merton	570	11,098	17,120	570
F. Duffield Meyercord	2,558	49,804	17,120	2,558
Philip W. Smith, III	796	15,498	17,120	796
Beth Welsh	600	11,682	2,500	600
(a)	Represents the aggregate grant date fair value of restricted stock awards in accordance with ASC 718, see Note 12 – Stock-Based Compensation of Peapack-Gladstone’s Annual Report on Form 10-K for the year ended December 31, 2014 for additional information on the valuation methodology. The 1998 and 2002 Stock Option Plans for Outside
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Directors provide for the award of non-qualified stock options to non-employee directors. The 2006 and 2012 Long-Term Stock Incentive Plan provides for the award of non-qualified stock options, stock appreciation rights or restricted stock to non-employee directors. The plans provide that grants are made based upon recommendations from the Compensation Committee to the Board.
Under each of the plans, the exercise price for the option shares may not be less than the fair market value of the common stock on the date of grant of the option. The options granted under these plans are, in general, exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant.
Shares awarded vest in three equal annual installments commencing with the first anniversary of the grant date.
(3)	Peapack-Gladstone has a retirement plan for eligible non-employee directors of Peapack-Gladstone and/or its Subsidiaries. The amended plan provides five years of annual benefits to directors with ten or more years of service, which commence after a director has retired from the Board. The annual benefit is equal to $40,000, with an additional $10,000 paid to the chairs of the Audit and Compensation Committees and an additional $10,000 paid to the Chairman. No director was credited with more than ten years of service when the plan became effective, regardless of how long the person had served as director as of the effective date. If a director with ten years of service ceases to be a director as a result of death or disability, or a director with five years of service ceases to be a director following a change in control, the director will be credited with a total of 15 years of service for plan purposes. In the event that the director dies prior to receipt of all benefits, the payments continue to the director's beneficiary or estate.
(4)	The amount in this column represents the change in pension value. There were no above-market, nonqualified deferred compensation earnings.
(5)	Dr. Cole joined the Board in February 2014 and Mr. Daingerfield joined in August 2014.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners

The following table sets forth as of February 28, 2015 certain information as to beneficial ownership of each person known to Peapack-Gladstone to own beneficially more than 5 percent of the outstanding common stock of Peapack-Gladstone.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Entities affiliated with The Banc Funds Company LLC (1) 20 North Wacker Drive Chicago, IL 60606	1,324,019	8.66%

Wellington Management Company, LLP (2) 280 Congress Street Boston, MA 02210	1,216,629	7.96%

James M. Weichert (3) 1625 State Highway 10 Morris Plains, NJ 07950	1,070,480	7.00%

(1)	Based on a Schedule 13-G/A filed with the SEC on February 13, 2015 by The Banc Funds Company, LLC. The filing discloses that as of December 31, 2014, The Banc Funds Company, LLC has sole voting and dispositive power with respect to 1,324,019 shares of our common stock.
(2)	Based on a Schedule 13-G/A filed with the SEC on February 12, 2015 by Wellington Management Company, LLP (“Wellington Management”). The filing discloses that as of December 31, 2014, Wellington Management has shared voting and dispositive power, in its capacity as investment advisor, with respect to 1,216,629 shares of our common stock, which are held of record by clients of Wellington Management.
(3)	Based on a Schedule 13-D/A filed with the SEC on April 30, 2014 by James M. Weichert. The filing discloses that as of March 12, 2014, James M. Weichert has sole voting and dispositive power with respect to 1,070,480 shares of our common stock.
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Stock Ownership of Directors and Executive Officers

The following table sets forth as of March 4, 2015 the number of shares of Peapack-Gladstone's common stock, beneficially owned by each of the directors/nominees, the executive officers of Peapack-Gladstone for whom individual information is required to be set forth in this proxy statement (the “named executive officers”) pursuant to the regulations of the SEC, and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
John P. Babcock	64,035	(3)	*
Jeffrey J. Carfora	82,719	(4)	*
Finn M. W. Caspersen, Jr.	80,924	(5)	*
Dr. Susan A. Cole	540	(6)	*
Anthony J. Consi, II	100,376	(7)	*
Richard Daingerfield	2,000	(8)	*
Edward A. Gramigna, Jr.	4,367	(9)	*
Douglas L. Kennedy	127,931	(10)	*
Frank A. Kissel	140,705	(11)	*
John D. Kissel	60,701	(12)	*
James R. Lamb	36,440	(13)	*
Edward A. Merton	44,230	(14)	*
F. Duffield Meyercord	55,785	(15)	*
Philip W. Smith, III	60,860	(16)	*
Vincent A. Spero	60,616	(17)	*
Beth Welsh	3,038	(18)	*
All directors and executive officers as a group (16 persons)	925,267		6.00%

NOTES:

*	Less than one percent
(1)	Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record or beneficially by the named person.
(2)	The number of shares of common stock used in calculating the percentage of the class owned includes shares of common stock outstanding as of March 4, 2015, and 111,720 shares purchasable pursuant to options exercisable within 60 days of March 4, 2015.
(3)	This total includes 61,634 shares of restricted stock.
(4)	This total includes 634 shares allocated to Mr. Carfora under Peapack-Gladstone's Profit Sharing Plan, 835 shares purchased for the Employee Stock Purchase Plan and 37,609 shares of restricted stock.
(5)	This total includes 1,333 shares allocated to Mr. Caspersen under Peapack-Gladstone's Profit Sharing Plan, 1,001 shares purchased for the Employee Stock Purchase Plan, 43,387 shares of restricted stock and 5,250 shares purchasable pursuant to options exercisable within 60 days of March 4, 2015.
(6)	Under our Stock Ownership Guidelines, all new members to the Board are required to own a minimum of $10,000 in common stock. On March 3, 2014, Dr. Cole purchased 540 shares of our common stock with a market value as of March 4, 2015 of $10,935.
(7)	This total includes 1,501 shares of restricted stock and 14,770 shares purchasable pursuant to options exercisable within 60 days of March 4, 2015.
(8)	Under our Stock Ownership Guidelines, all new members to the Board are required to own a minimum of $10,000 in common stock. On August 21, 2014, Mr. Daingerfield purchased 2,000 shares of our common stock with a market value as of March 4, 2015 of $40,500.
(9)	This total includes 891 shares of restricted stock and 1,650 shares purchasable pursuant to options exercisable within 60 days of March 4, 2015.
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(10)	This total includes 91,436 shares of restricted stock and 803 shares purchased for the Employee Stock Purchase Plan.
(11)	This total includes 3,815 shares owned by Mr. Frank A. Kissel's wife, 10,919 shares allocated to Mr. Kissel under Peapack-Gladstone's Profit Sharing Plan, 7,391 shares of restricted stock and 5,250 shares purchasable pursuant to options exercisable within 60 days of March 4, 2015.
(12)	This total includes 1,789 shares owned by Mr. John D. Kissel's wife, 4,224 shares owned by Mr. Kissel's children, 440 shares of restricted stock and 14,770 shares purchasable pursuant to options exercisable within 60 days of March 4, 2015.
(13)	This total includes 1,684 shares owned by Mr. Lamb's wife, 560 shares of restricted stock and 14,770 shares purchasable pursuant to options exercisable within 60 days of March 4, 2015.
(14)	This total includes 570 shares of restricted stock and 14,770 shares purchasable pursuant to options exercisable within 60 days of March 4, 2015.
(15)	This total includes 2,558 shares of restricted stock and 14,770 shares purchasable pursuant to options exercisable within 60 days of March 4, 2015.
(16)	This total includes 8,243 shares owned by Mr. Smith's wife, 1,335 shares owned by Mr. Smith’s management company, 796 shares of restricted stock and 14,770 shares purchasable pursuant to options exercisable within 60 days of March 4, 2015.
(17)	This total includes 2,482 shares allocated to Mr. Spero under Peapack-Gladstone's Profit Sharing Plan, 460 shares purchased for the Employee Stock Purchase Plan, 16,471 shares of restricted stock and 4,050 shares purchasable pursuant to options exercisable within 60 days of March 4, 2015.
(18)	This total includes 600 shares of restricted stock and 1,650 shares purchasable pursuant to options exercisable within 60 days of March 4, 2015.

PROPOSAL 2

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

We believe that our compensation policies and procedures are competitive, are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. We also believe that both we and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say on Pay” proposal, gives you, as shareholder of Peapack-Gladstone the opportunity to endorse or not endorse the compensation for our named executive officers by voting to approve or not approve such compensation as described in this proxy statement. We currently hold our “Say on Pay” vote on an annual basis.

As part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), Congress adopted Section 14A of the Securities Exchange Act of 1934, pursuant to which the Board is giving our shareholders this opportunity to approve on an advisory, or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K. Accordingly, we are asking you to approve the compensation of Peapack-Gladstone’s named executive officers as described under “Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. Your vote is advisory and will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The following summarizes the backgrounds of the named executive officers.

•	Mr. Kennedy joined the Bank in October 2012 as Chief Executive Officer. He is a career banker with over 37 years of commercial banking experience. Previously, Mr. Kennedy served as Executive Vice President and Market President at Capital One Bank/North Fork and held key executive level positions with Summit Bank and Bank of American/Fleet Bank. Mr. Kennedy has a Bachelor’s Degree in Economics and a MBA from Sacred Heart University in Fairfield, Connecticut.

•	Mr. Carfora joined the Bank in April 2009 as Chief Financial Officer having previously served as a Transitional Officer with New York Community Bank from April 2007 until January 2008 as a result of a merger with PennFed Financial Services Inc. and Penn Federal Savings Bank (collectively referred to as “PennFed”). Previous to the merger, Mr. Carfora served as Chief Operating Officer of PennFed from October 2001 until April 2007 and Chief Financial Officer from December 1993 to October 2001. Mr. Carfora has nearly 35 years of experience, including 32 years in the Banking industry. Mr. Carfora has a Bachelor’s degree in Accounting and a MBA in Finance, both from Fairleigh Dickinson University and is a Certified Public Accountant.

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•	Mr. Caspersen has nearly 20 years of experience, including 11 years in the Banking industry. Mr. Caspersen joined the Bank as Chief Risk Officer in March 2004 and was promoted to General Counsel in May 2006. He was elected to the Board of Directors in April 2012. Mr. Caspersen was named Senior Executive Vice President, Chief Operating Officer and General Counsel in 2013. Prior to joining the Bank, Mr. Caspersen worked in the fields of venture capital, investment banking and corporate law. Mr. Caspersen is a graduate of Harvard Law School and Harvard College.

•	Mr. Babcock joined the Bank in April 2014 as Senior Executive Vice President of the Bank and President of Private Wealth Management. Mr. Babcock has 34 years of experience in commercial and wealth management/private bank businesses in New York City and regional markets through mergers, expansions, rapid growth and periods of significant organizational change. Prior to joining the Bank, Mr. Babcock was the managing director in charge of the Northeast Mid-Atlantic region for the HSBC Private Bank. Mr. Babcock graduated from Tulane University’s A.B. Freeman School of Business and has an M.B.A. from Fairleigh Dickinson University. Mr. Babcock holds FINRA Series 7, 63 and 24 securities licenses.

•	Mr. Spero joined the Bank in June 2008 as Senior Vice President and Senior Commercial Lender and has over 26 years of banking experience. Previously Mr. Spero served as Senior Vice President and Commercial Loan Team Leader at Lakeland Bank, a subsidiary of Lakeland Bancorp from May 2000 to May 2008. Mr. Spero is a graduate of Wagner College and attended Fairleigh Dickinson University in their MBA program.

RECOMMENDATION AND VOTE REQUIRED ON PROPOSAL 2

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NON-BINDING APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS DETERMINED BY THE COMPENSATION COMMITTEE. Approval of this advisory proposal requires the favorable vote of a majority of the votes cast. Abstentions and broker non-votes will have no impact on the approval of this advisory proposal.

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion and analysis of our compensation programs as they apply to our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and the three other most highly compensated individuals who were serving as executive officers at the end of fiscal 2014 (collectively,the “Named Executive Officers”).

Executive Summary

2014 Financial Highlights and Company Performance

The Compensation Committee of the Board of Directors (“Committee”) believes that the Company, under the leadership and guidance of its CEO and other Named Executive Officers, has been successful in executing its Strategic Plan – “Expanding Our Reach.” The Strategic Plan focuses on the client experience and aggressively building and maintaining a private banking platform.

In particular, the Committee noted the following factors, which it believes demonstrated the success of the Company and of the CEO and other Named Executive Officers in 2014:

•	For the year ended December 31, 2014, the Company reflected year over year improvement in revenue, earnings, returns, and efficiency, as shown in the table below:

(Dollars in millions, except EPS)	2014	2013	Improvement
Pretax income	$24.29	$14.76	$9.53	65%
Net income	$14.89	$9.26	$5.63	61%
Diluted EPS	$1.22	$1.01	$0.21	21%
Total revenue	$88.70	$73.37	$15.33	21%

Return on average assets	0.63%	0.54%	0.09
Return on average equity	7.96%	7.37%	0.59
Efficiency ratio	67.45%	76.63%	(9.18)

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•	The Company successfully sold 2.776 million common shares ($50 million gross) in its at-the-market equity offering in the fourth quarter of 2014, just one year after selling 2.471 million common shares ($42 million gross) in its rights offering/sale to stand-by investors in the fourth quarter of 2013. The 2014 capital raise has positioned the Company for continued growth and expansion.
•	Loans at December 31, 2014 totaled $2.25 billion. This reflected growth of $676 million when compared to $1.57 billion at December 31, 2013. Year over year loan growth was 43 percent.
•	Asset quality metrics continued to be strong at December 31, 2014. Nonperforming assets at December 31, 2014 were just $8.2 million or 0.30 percent of total assets, compared to $8.6 million or 0.44 percent at December 31, 2013. Total loans past due 30 through 89 days were only $1.76 million at year end 2014, compared to $2.95 million at year end 2013.
•	Total “customer” deposit balances (defined as deposits excluding brokered CDs and brokered “overnight” interest-bearing demand deposits) grew to $1.98 billion at December 31, 2014 from $1.63 billion at December 31, 2013. Year over year customer deposit growth totaled 21 percent.
•	At December 31, 2014, the market value of assets under administration at the Private Wealth Management Division of Peapack-Gladstone Bank (“the Bank”) was $2.99 billion.
•	Fee income from the Private Wealth Management Division totaled $15.24 million for 2014, growing from $13.84 million for 2013. Year over year growth in wealth management fee income was 10 percent.
•	Capital ratios were benefitted by the 2014 capital raise and were improved and strong as of December 31, 2014, even with over $700 million growth in assets for the year.
•	For 2014, overall results were better than our budget/plan for 2014 (“2014 budget/plan”), as shown in the table below:
			Actual vs. Budget
(Dollars in millions, except EPS)	2014	Budget	Variance
Pretax income	$24.29	$21.09	$3.20	15%
Net income	$14.89	$12.97	$1.92	15%
Diluted EPS	$1.22	$1.09	$0.13	12%
Total revenue	$88.70	$88.29	$0.41	1%

Return on average assets	0.63%	0.58%	0.05
Return on average equity	7.96%	7.31%	0.65
Efficiency ratio	67.45%	67.28%	0.17

After consideration of 2014’s results compared to budget, we determined 2014 Company performance to be rated maximum under the Executive Performance Plan, based on the following guidelines:

•	Threshold – 90% to 99% of budget achievement;
•	Target – 100% to 109% of budget achievement;
•	Maximum – 110% and greater of budget achievement;
•	Budget achievement is based on pretax income and net income, with consideration given to earnings per share (“EPS”), return on average assets (“ROAA”), return on average equity (“ROAE”), total revenue and asset quality.

We believe that we need to offer competitive compensation in order to retain, motivate and recruit qualified executives. In addition, we are committed to delivering strong performance for our shareholders, and, as such, we link executive compensation to performance. As a result, the Committee undertook the following compensation initiatives:

•	Executive Performance Plan (“EPP”) that was established in 2013 remained in place for 2014

In 2014 we continued the performance based incentive plan established in 2013 that links compensation to the Strategic Plan on both an annual and multi-year basis. The EPP provides for both annual short-term (cash) and annual long-term (equity) awards based upon achieving Company and individual performance goals and objectives, and also provides for a long term Strategic Plan Award (Equity) based upon achieving Company performance goals.

-	Short-Term (Cash) (“STI Awards”)and Long-Term (Equity)(“LTI Awards”) Incentives

Under the EPP, annual awards are made based upon achievement of Company goals and individual objectives. The Company measurements include: pretax income, net income, EPS, ROAA, ROAE, total revenue, and asset quality.

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-	Strategic Plan Award (“SPA Grant”):

Under the EPP, restricted stock will be granted to Named Executive Officers. For the EVP, Commercial Banking the grant is generally made annually and vests in equal increments over a five year period. For the CEO, CFO, Chief Operating Officer (“COO”), and President of Private Wealth Management the grant is not an annual grant and is expected to cover multiple years up to and including the year ended December 31, 2017. 50% of the grant vests in equal increments over a five year period and the remaining 50% vests only if four of five pre-determined high performing annual targets are met for an annual period of time. If the high performing targets are not met by year end 2017, the stock is forfeited. The high performing targets are as follows:

•	ROAA total assets of 1 percent,
•	ROAE of 12 percent,
•	revenue growth of 15 percent,
•	EPS growth of 15 percent and
•	non-performing assets to total assets of less than 1.5 percent of assets.

The CEO, COO, and CFO received these grants in 2013. The President of Private Wealth Management received his grant in 2014 when he joined the Company.

•	Claw-back language was added to the EPP effective for the 2014 year grants:

The following was adopted by the Committee effective for the 2014 EPP grants: For Plan years 2014 and forward, the Company shall recover any award made under the EPP that is later found to have been based on materially inaccurate financial statements or other materially inaccurate measurements of performance.

•	Contract Revisions were put in place in 2013:

The excise tax gross-up provisions pursuant to Section 280G of the Internal Revenue Code (the “Code”) were eliminated from all Change in Control contracts. For officers other than the CEO, CFO, and COO, the change in control period and payment was reduced from three years to either two years or 18 months, depending on the executive officer.

•	CEO Compensation:

Mr. Kennedy joined the Company in October 2012 at a base salary of $500,000. He did not receive a base salary increase in 2013 or in 2014.

Mr. Kennedy received a short-term incentive award (cash) under the EPP of $450,000. This award was based on 2014 Company performance (75% weighting) and 2014 individual performance (25% weighting). As fully described previously, Company performance for 2014 was set at the maximum level as results were in excess of 10 percent ahead of the 2014 Budget/Plan. Individual performance was also set at the maximum level. In evaluating Mr. Kennedy’s individual performance for 2014, the Committee considered, among other things, Mr. Kennedy’s 2014 strategic objectives which were set at the beginning of 2014.

The following include the more significant broad objectives, all of which were met or exceeded:

•	expand our wealth business;
•	grow our retail business;
•	grow our C&I business;
•	reposition our residential mortgage business to attract wealth relationships;
•	continue building a sales culture;
•	enhance communications – internal and external;
•	position the Company for a capital raise; and
•	deliver revenue, expense, profitability targets;
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In March 2014, Mr. Kennedy was granted a long-term incentive award (restricted stock) under the EPP of $337,500. This award was based on 2013 Company performance (75% weighting) and 2013 individual performance (25% weighting). Company performance for 2013 was on target with the 2013 Budget/ Plan, after adjusting for several large unusual items not contemplated by the 2013 Budget/Plan (the larger of which included gain on sale of classified loans, write-down of an REO property, various severance expenses, and accelerated depreciation associated with the Operations Center move to the headquarters building). Individual performance was at the maximum level. This grant vests in equal increments over three years.

Lastly, in 2013 Mr. Kennedy executed an Employment Agreement and a Change in Control Agreement which provide for severance and other benefits combined with a non-competition clause. The Change in Control Agreement did not include Section 280G tax gross up provisions.

Compensation Philosophy and Program Objectives

The fundamental objective of the Company’s executive compensation program is to fairly compensate our Named Executive Officers at levels appropriate in our market and grant equity compensation to align the interests of our Named Executive Officers with those of our shareholders. Our compensation program is designed to retain and attract qualified executives and motivate such executives to achieve short-term and long-term strategic and operational goals that strengthen our franchise value and ultimately deliver shareholder value. We believe in a pay-for-performance philosophy that appropriately aligns our executives’ total compensation with the performance and value of their contributions and the Company’s ultimate success. In 2014, the Committee continued the EPP that was adopted in 2013, which links the Named Executive Officers’ short-term and long-term incentive compensation directly to Company and individual performance.

Our compensation program consists of base salary, cash and equity incentive compensation, as well as benefits and perquisites. We pay base salary in order to fairly compensate our Named Executive Officers for their day-to-day efforts in managing our business. We pay short term incentives (cash) to incentivize performance over a one-year period. We make awards of long term incentives (equity) in order to give our Named Executive Officers a stake in our business, align their interests with those of our shareholders and to retain our Named Executive Officers.

Roles and Decision Process

The Compensation Committee of the Board of Directors (“the Committee”) is responsible for establishing and overseeing policies governing annual and long-term compensation programs for our executives, and for determining executive compensation levels in line with our philosophy. Details of the Committee’s functions are more fully described in its charter, which has been approved by the Board of Directors and is available on our website. The Committee met four times in 2014. The Chair of the Committee regularly reports on Committee actions at the Company’s Board of Directors meetings.

The Committee reviews all compensation components for the Company’s CEO and other Named Executive Officers, including base salary, annual cash and equity incentives, benefits and contracts/arrangements.

Although the Committee makes independent determinations on all matters related to compensation of the Named Executive Officers, certain members of management may be requested to attend or provide input to the Committee. The CEO provides advice to the Committee relative to the compensation of the four other Named Executive Officers. The Chief Executive Officer is not present for the discussion by the Committee of his compensation. Other senior officers, such as the Head of Human Resources, COO/General Counsel, the CFO, and/or the Comptroller may provide information and perspective to the Committee as appropriate and/or as requested. The Committee’s independent compensation consultant (McLagan) also provides benchmarking information and advice as appropriate. The Committee makes all of its determinations based on its holistic assessment of the Company’s performance and individual performance and on data provided by management and its independent compensation consultant.

The Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its independent compensation consultant. The Committee has determined that it has the funding it needs to retain the advisors necessary to carry out its duties effectively. In 2013 the Committee first retained McLagan, an Aon Hewitt Company, as an independent outside compensation consultant. McLagan was retained again for 2014. McLagan’s 2013 and 2014 services included peer group development and market benchmarking studies, assisting with the design and subsequent review of the incentive program, and providing insight and best practices with respect to the compensation of our Named Executive Officers as well as the Employment Agreement and Change in Control Agreement for Mr. Kennedy and the Amended Change in Control Agreements for other Executive Officers.

While the Committee seeks independent external perspective, the Committee makes all decisions regarding the compensation of Peapack-Gladstone’s Named Executive Officers.

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The Committee reviewed its relationship with McLagan and considered McLagan’s independence in light of all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934 and under the applicable Nasdaq listing rules. The Compensation Committee received a report from McLagan addressing its independence, including the following factors: (1) there were no services provided to the Company, other than compensation related consulting by McLagan; (2) fees paid by the Company as a percentage of McLagan's total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the Compensation Committee; (5) any Company stock owned by the senior advisors; and (6) any business or personal relationships between the executives and the senior advisors. The Compensation Committee discussed these considerations and concluded that the work performed by McLagan and McLagan's senior advisors involved in the engagements did not raise any conflict of interest.

Compensation Review

Understanding the competitive landscape is a key element the Committee considers in making compensation decisions. Each year, the Committee commissions a compensation review by its independent compensation consultant. The purpose of this review is to provide an independent and objective analysis of our total compensation relative to a peer group and industry practices. The Committee utilizes the benchmarking data and best practices information for ongoing monitoring of executive pay relative to market practices and to determine executive compensation.

The foundation for the review is data from a peer group of banks. The 2014 peer group was selected by the Committee after considering recommendations from McLagan. The peer group used for executive compensation comparisons consisted of 19 commercial banks. The selection criteria generally included: eastern U.S. commercial banks in metro areas; total assets $1.1 billion to $4.7 billion; non-interest income to total revenue greater than 12.5% or trust and investment revenue greater than $2 million; and non-performing assets to total assets of less than or equal to 2%. This peer group of 19 banks had median total assets of $2.2 billion (comparable to the Company’s $2.7 billion at December 31, 2014) and median revenue of $89 million (comparable to the Company’s $89 million for 2014).

The 2014 proxy peer group consisted of the following 19 banks:

• American National Bankshares	• Lakeland Bancorp
• Arrow Financial Corp.	• Merchants Bancshares Inc.
• Bancorp Inc.	• Metro Bancorp Inc.
• Bridge Bancorp Inc.	• Middleburg Financial Corp
• Bryn Mawr Bank Corp.	• National Bankshares Inc.
• Cardinal Financial Corp.	• Sandy Spring Bancorp Inc.
• Century Bancorp Inc.	• Suffolk Bancorp
• Chemung Financial Corp.	• Univest Corp. of Pennsylvania
• Enterprise Bancorp Inc.	• Washington Trust Bancorp Inc.
• Hudson Valley Holding Corp

The following salary and estimated total compensation (at target) comparisons were considered by the Committee in determining salaries and total compensation for the Named Executive Officers:

•	The 2014 salaries for the Company’s five Named Executive Officers were 3.4% above the 50th percentile and 12.0% below the 75th percentile of the peer group.

The salaries for the CEO, COO, CFO and EVP, Commercial Banking were 4.8% below the 50th percentile and 19.0% below the 75th percentile of the peer group. The salary for the President of Private Wealth Management was 35.5% above the 50th percentile and 14.9% above the 75th percentile of the peer group.

•	The 2014 estimated total compensation at target for the Company’s five Named Executive Officers were 3.6% above the 50th percentile and 13.4% below the 75th percentile of the peer group.

The estimated total compensation at target for the CEO, COO, CFO and EVP, Commercial Banking were 4.3% above the 50th percentile and 15.0% below the 75th percentile of the peer group. The estimated total compensation at target for the President of Private Wealth Management was 1.1% above the 50th percentile and 7.0% below the 75th percentile of the peer group.

•	The salary and total compensation for the President of Private Wealth Management is generally above peer group levels as he joined the Company in 2014 with significant experience with much larger financial institutions and the Committee set his salary and total compensation at levels commensurate with this experience and competitive with the larger institutions.

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Say on Pay Consideration

The Committee also considers feedback from our shareholders in making compensation determinations. In 2013 and in 2014 our shareholders showed strong support for our compensation practices. At the 2014 Annual Meeting, over 85% of votes cast were in favor of the say-on-pay proposal. We view this as a positive endorsement of pay practices.

Even in light of this strong support, we continue to monitor our pay alignment and seek ways to improve our compensation program. In 2013 we implemented the EPP which ties a significant portion of executive compensation to Company and individual performance on both an annual and long-term basis, and we also eliminated the change in control excise tax gross-up feature in our employment agreements pursuant to Section 280G of the Code. Effective for 2014, we added claw-back language to our EPP.

Elements of Compensation and Decisions

We target our total compensation in a way that is fair and appropriate considering market conditions, peer group comparisons, Company performance, individual performance, as well as our long-term strategic goals. We believe our compensation policies and practices appropriately balance risk against our desire to award competitive compensation and are unlikely to have an adverse effect on our Company. The elements of our compensation include base salary and short-term incentive awards, long-term incentive awards and long-term strategic plan awards under our EPP as highlighted below.

Base Salary

Our Named Executive Officers’ base salaries are set to reflect a combination of factors, including but not limited to, level of responsibility, competitive market, experience, skill-set, and individual performance, as well as the Company’s compensation philosophy and overall performance. We design our base salaries in significant part to retain and attract talented executives who can help drive long-term shareholder value. We believe we must keep our base salaries competitive, within the context of our conservative compensation culture, or risk losing executive talent because the markets in which we operate present current and potential executives with higher-paying alternatives.

The following summarizes the 2014 and 2013 salaries for the Company’s Named Executive Officers:

Named Executive Officer	2014 Base Salary Rate	2013 Base Salary Rate	% Increase
Douglas L. Kennedy President and Chief Executive Officer	$500,000	$500,000	0%
Jeffrey J. Carfora Senior EVP and Chief Financial Officer	$256,376	$256,376	0%
Finn M.W. Caspersen, Jr. Senior EVP, COO and General Counsel	$300,000	$300,000	0%
John P. Babcock President- Private Wealth Management	$500,000	(A)	(A)
Vincent A. Spero EVP, Commercial Banking	$236.385	$229,500	3.0%

(A) Mr. Babcock joined the Company in March 2014

Although Company performance for 2014 was at the maximum level as overall results were in excess of 10 percent ahead of the 2014 Budget/Plan, and each executive’s individual performance was at target or at maximum level, salary increases were limited in 2014 in light of each executive’s March 2014 cash bonus, as well as earnings under the EPP.

Executive Performance Plans

As noted earlier, in 2014 the Committee continued the EPP which was put in place in 2013. The EPP consists of the following three components, as previously described:

•	Short term incentive awards (“STI Awards”) that provide an annual cash incentive opportunity based on achievement of pre-defined Company and individual performance goals;

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•	Long term incentive awards (“LTI Awards”) that provide annual restricted stock awards, with three year vesting, based on achievement of pre-defined Company and individual performance goals; and

•	Long term Strategic Plan Award grants (“SPA Grants”) that are intended to motivate executives to focus on the achievement of the Company’s high performing long-term strategic planning goals.

The amount of STI Awards, LTI Awards and SPA Grants earned by each Named Executive Officer is dependent on the achievement of both Company goals and individual goals. The following chart depicts the potential for awards granted to each Named Executive Officer under the EPP. The percentages referenced in the chart with respect to the STI Awards (Cash), LTI Awards (Restricted Stock) and the SPA Grants (Restricted Stock) refer to percentages of base salary. The SPA Grants in 2013 for the CEO, CFO and COO and, in 2014 for the President of Private Wealth Management were one-time, intended to cover multiple periods of up to and including the year ended December 31, 2017, as discussed above. The EVP, Commercial Banking is eligible to receive an annual SPA Grant, in the percentage noted below.

	Goals & Objectives		STI Awards (Cash)			LTI Awards (Stock)			SPA (Stock)
	Company	Individual	Threshold	Target	Max	Threshold	Target	Max	Grants
Douglas L. Kennedy President and Chief Executive Officer	75%	25%	45%	60%	90%	45%	60%	90%	0% (250% granted in 2013)
Jeffrey J. Carfora Senior EVP and Chief Financial Officer	75%	25%	30%	40%	60%	30%	40%	60%	0% (200% granted in 2013)
Finn M.W. Caspersen, Jr. Senior EVP, COO and General Counsel	75%	25%	30%	40%	60%	30%	40%	60%	0% (200% granted in 2013)
John P. Babcock President of Private Wealth Management	50%	50%	30%	40%	60%	30%	40%	60%	200% (Granted in 2014)
Vincent A. Spero EVP, Commercial Banking	50%	50%	23%	30%	45%	23%	30%	45%	30%

In formulating the EPP, the Committee also considered internal policies and relevant guidance from bank regulatory authorities which direct the Committee to ensure that compensation incentive programs do not jeopardize the safety and soundness of the Company or the Bank. To that end, the Committee believes that the EPP and the Company’s other incentive compensation policies:

•	appropriately balance risk and reward;
•	are compatible with effective controls and procedures; and
•	are supported by strong corporate governance, including active oversight by the Committee.

While the Committee adopted the EPP in 2013, it uses the EPP as a general guideline and is not required to award compensation based strictly on the terms of the EPP. Accordingly, the Committee has the absolute discretion to make awards that are less than or greater than awards contemplated by the EPP. The Committee also may change, modify or discontinue the EPP at any time, including during the course of a particular year. The Committee may take into account the following factors:

•	the safety and soundness of the Company;
•	unexpected events that occur during the year;
•	the Company’s performance relative to its peer group;
•	regulatory changes; and
•	extraordinary efforts in achieving non-financial but important strategic goals.

Short Term Incentive Awards (Cash)

We paid short term incentive awards (cash) to our Named Executive Officers based on 2014 Company performance and Individual performance. As fully described previously, Company performance for 2014 was at the maximum level as results were in excess of 10 percent ahead of the 2014 Budget/Plan. Individual performance for each named executive was either at the maximum level or the target level. Based on these factors, the Committee awarded the short term incentives (cash) detailed below.

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Named Executive Officer	Cash Bonus Paid in March 2014 (A)	% of Base Salary	Short Term Incentive Award (Cash) Paid in December 2014 and March 2015	% of Base Salary
Douglas L. Kennedy President and Chief Executive Officer	$112,500	23%	$450,000	90%
Jeffrey J. Carfora Senior EVP and Chief Financial Officer	$38,456	15%	$153,826	60%
Finn M.W. Caspersen, Jr. Senior EVP, COO and General Counsel	$45,000	15%	$165,000	55%
John P. Babcock President of Private Wealth Management	$500,000	(B)	$250,000	50%
Vincent A. Spero EVP, Commercial Banking	$25,819	11%	$106,373	45%
(A)	Cash bonuses were paid to Messrs. Kennedy, Carfora, Caspersen, and Spero in March 2014 in the amounts shown above based on performance, including, but not limited to, capital raise, 2014 planning and budgeting, and management restructuring.
(B)	Mr. Babcock joined the Company in March 2014. In connection with his offer letter and hiring, Mr. Babcock was granted a $500,000 cash sign on bonus.

Long Term Incentive Awards (Restricted Stock)

Our long term incentive awards (restricted stock) are designed to focus our executives on long-term performance and shareholder value. We granted long term incentive awards (restricted stock) to Messrs. Kennedy, Carfora, Caspersen, and Spero in March 2014. These awards were based on 2013 Company performance and 2013 individual performance. Company performance for 2013 was on target with the 2013 Budget/Strategic Plan, after adjusting for several large unusual items not contemplated by the 2013 Budget/Plan (the larger of which included gain on sale of classified loans, write-down of an REO property, various severance expenses, and accelerated depreciation associated with the move of our Operations Center to our headquarters building). Individual performance was either at the maximum level or at target level. These grants vest in equal increments over three years.

The following table sets forth the awards of restricted stock granted in March 2014 to our Named Executive Officers.

Named Executive Officer	Short Term Incentive Award (Restricted Stock) Granted March 2014 (in Dollars)	Short Term Incentive Award (Restricted Stock) Granted March 2014 (in Shares)	% of Base Salary
Douglas L. Kennedy President and Chief Executive Officer	$337,500	17,334	68%
Jeffrey J. Carfora Senior EVP and Chief Financial Officer	$115,369	5,925	45%
Finn M.W. Caspersen, Jr. Senior EVP, COO and General Counsel	$135,000	6,934	45%
John P. Babcock President of Private Wealth Management	$200,000	10,272	(A)
Vincent A. Spero EVP, Commercial Banking	$86,063	4,420	38%

(A) Mr. Babcock joined the Company in March 2014. In connection with his offer letter and hiring, Mr. Babcock was granted $200,000 of restricted stock which vests evenly over three years.

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Strategic Plan Award (SPA) Grants

As described previously, SPA Grants of restricted stock are intended to motivate executives to focus on the achievement of the Company’s high performing long-term strategic planning goals. For the EVP, Commercial Banking the grant is generally made annually and vests in equal increments over a five year period. For the CEO, CFO, COO, and President of Private Wealth Management the grant is not an annual grant and is expected to cover multiple years up to and including the year ended December 31, 2017: 50% of the grant vests in equal increments over a five year period and the remaining 50% vests only if four of five pre-determined high performing annual targets are met for an annual period of time. If the high performing targets are not met by year end 2017, the stock is forfeited. The high performing targets are as follows:

•	ROAA total assets of one percent;
•	ROAE of 12 percent;
•	revenue growth of 15 percent;
•	EPS growth of 15 percent and
•	non-performing assets to total assets of less than 1.5 percent of assets.

The CEO, COO and CFO received these grants in 2013. The President of Private Wealth Management received his grant in 2014 when he joined the Company.

The SPA Grant to Mr. Spero was an annual grant, with future grants to be conditioned upon achieving goals consistent with the Company’s Strategic Plan. The following table sets forth SPA Grants in 2014 to the Named Executive Officers.

Named Executive Officer	Strategic Plan Award (Restricted Stock) (in dollars)	Strategic Plan Award (Restricted Stock) (in shares)	% of Base Salary
Douglas L. Kennedy Chief Executive Officer and President	$0	0	0%
Jeffrey J. Carfora Senior EVP and Chief Financial Officer	$0	0	0%
Finn M.W. Caspersen, Jr. Senior EVP, COO and General Counsel	$0	0	0%
John P. Babcock President of Private Wealth Management	$$1,000,000	51,362	200%
Vincent A. Spero EVP, Commercial Banking	$68,850	3,536	30%

Benefits/Other Compensation

The Company provides bank-sponsored insurance and retirement benefit plans to our Named Executive Officers. The benefit packages are designed to assist Named Executive Officers in providing for their financial security.

The Company provides retirement benefits to Named Executive Officers through a combination of plans that are qualified and nonqualified under the Internal Revenue Code of 1986, as amended (the “Code”). The Company has established a qualified defined contribution plan under Section 401(k) of the Code, covering substantially all salaried employees over the age of twenty-one with at least twelve months of service and whose participation is not prohibited by the 401(k) plan. Under the savings portion of the 401(k) plan, employees may contribute up to 15% of their base pay (up to a maximum of $17,500 in 2014) to their elective account via payroll withholding. Annually, the Company makes a matching contribution equal to 50% of the first 6% of an employee’s salary, plus up to an additional 3% employer contribution for all employees, on a discretionary basis. The Committee believes that employees require 401(k) plans, and that to attract and retain able employees the Company must offer these benefits to its employees, including its Named Executive Officers.

The Named Executive Officers receive the same insurance package covering all employees, which includes health, dental, vision, disability and basic group life insurance.

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The Company has also purchased bank owned life insurance and entered into a split-dollar plan with the Named Executive Officers (except for Mr. Kennedy and Mr. Babcock) and certain other employees to provide current and post-employment life insurance in an amount which ranges from $25,000 to 2.5 times the participant’s annual base salary. A life insurance benefit of 2.5 times a Named Executive Officer’s annual base salary vests if prior to the termination of employment there is a change in control or the Named Executive Officer becomes disabled. A benefit of 2.5 times the Named Executive Officer’s salary is paid if the participant dies while employed by the Company. Named Executive Officers are also entitled to a vested post-employment life insurance benefit based on years of service and age as of the date of termination of employment. This vested benefit ranges from a minimum of 1.0 times base annual salary at age 50 to a maximum of 2.5 times annual base salary at age 60, in each case after completion of 15 years of service. There is a minimum benefit of $25,000 if the participant does not reach the vesting levels. Bank owned life insurance assists the Company in offsetting the rising costs of employee benefits by providing the Company with current income prior to the death of an insured, and a lump-sum payment upon the death of an insured. The Company owns the cash surrender value of the policies and records the increases in the cash surrender value as income. Upon the death of an insured the Company will receive cash equal to the cash surrender value of the policy and excess life insurance over the amount paid to the insured’s beneficiary. The Committee believes that bank owned life insurance is primarily a good investment for the Company, and secondarily a supplementary life insurance benefit for many of our officers, including our Named Executive Officers.

Change in Control Agreements

Upon his hire in March 2014, we entered into a change in control agreement with Mr. Babcock. In December 2013 we entered into a change in control agreement with Mr. Kennedy, our CEO, and amended change in control agreements with each of our other three Named Executive Officers. With the exception of Mr. Spero’s agreement, the terms of each of these agreements are substantially the same among the Named Executive Officers. The agreements each provide for the employment of the Named Executive Officer for a period of three years commencing on the day prior to a change in control (as defined in the agreement). During the three year period in which the agreement is in effect, the executives will each be provided with (i) the same base salary that existed prior to the change in control, (ii) an opportunity for a bonus equal to at least the bonus opportunity in effect immediately prior to the change in control, and (iii) benefits and perquisites at levels generally available to the executive prior to the change in control. If, during such three-year period, the executive resigns for good reason (as defined in the agreement) or is terminated other than for cause (as defined in the agreement) he will be entitled to a lump-sum payment equal to three times his then base salary and the greater of his average bonus amount for the three preceding fiscal years and the bonus paid during the most recent fiscal year. For Mr. Spero, upon a resignation for good reason or a termination for other than cause, he will be entitled to a lump-sum payment equal to two times his then base salary and the greater of his average bonus amount for the two preceding fiscal years and the bonus paid during the most recent fiscal year. Each named executive will also be entitled to receive payments from the Company equal to the costs of COBRA continuation life insurance coverage for 18 months following termination of employment. In the event that the total payments following a change in control would require the executive to pay an excise tax under Section 4999 of the Internal Revenue Code, as amended, then the total payments paid to the executive will be the greater of (i) a payment equal to the amount which would not result in the payment of an excise tax by the executive under Section 4999, and (ii) a payment equal to the greatest after tax amount payable to the executive after taking into account any excise tax imposed under Section 4999. The agreements also prohibit the executives from competing against the Company and soliciting the Company’s customers and employees for a one year period following termination of employment. The Committee feels these agreements are necessary to encourage our Named Executive Officers to approach an advantageous merger or acquisition transaction without regard to immediate loss of salary and benefits. The Committee also believes that, given the high degree of consolidation within the banking business, these agreements are necessary to retain and attract talented Named Executive Officers.

Employment Contracts

We are also a party to employment agreements that give the Named Executive Officers certain benefits. These agreements provide, among other things, for eligibility for (i) participation during the employment term in all compensation and employee benefits plans for which any salaried employees of the Company are eligible, (ii) an annual base salary and (iii) discretionary bonus payments with respect to each calendar year. Under these agreements, if a Named Executive Officer’s employment is terminated without cause, the Company shall pay the executive’s base salary for a period equal to two years from the effective date of such termination. In the event that the Company terminates a Named Executive Officer’s employment for cause or in the event of the Named Executive Officer’s retirement, permanent disability or death, the Company shall pay the Named Executive Officer any earned but unpaid base salary as of the date of termination of employment. The employment agreements also include certain non-compete and non-solicitation provisions. The Committee believes the Company would be unable to retain and attract talented senior executives without employment agreements, which are customary in the competitive market.

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Income Tax Considerations

Our federal income tax deduction for non-performance based compensation paid to certain of our Named Executive Officers is limited by Section 162(m)(1) of the Code to $1 million annually. Compensation paid to any of them exceeding $1 million is non-deductible for federal income tax purposes unless they are “performance based,” meaning generally, that the compensation is based on the executive’s achieving pre-established objective performance goals and paid under a plan pre-approved by our shareholders.

The Committee monitors, and will continue to monitor, the effect of Section 162(m) on the deductibility of the Company’s compensation. The Committee weighs the benefits of full deductibility with the other objectives of the executive compensation program and, accordingly, may from time to time pay compensation subject to the deductibility limitations of Section 162(m).

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis and based on such review and discussions the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in Peapack-Gladstone’s Annual Report on Form 10-K and the Proxy Statement.

The Compensation Committee

Of the Board of Directors

F. Duffield Meyercord, Chairman

Anthony J. Consi, II

Edward A. Merton

Philip W. Smith, III

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EXECUTIVE COMPENSATION

2014 Summary Compensation Table

The following table sets forth compensation information for Peapack-Gladstone’s named executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Incentive Compensation Non-Equity	All Other Compensation (2)	Total
Douglas L. Kennedy President & CEO of Peapack- Gladstone and the Bank	2014 2013 2012	$500,000 500,000 107,029	$112,500 0 0	$ 337,493 1,499,980 0	$450,000 225,000 0	$42,056 21.416 1,260	$1,442,049 2,246,396 108,289
Jeffrey J. Carfora Senior Executive Vice President and CFO of Peapack- Gladstone and the Bank	2014 2013 2012	$256,376 256,376 225,120	$38,456 0 78,792	$ 115,360 572,099 52,500	$ 153,826 76,913 0	$35,629 25,861 25,740	$599,647 931,249 382,152
Finn M. W. Caspersen, Jr. Senior Executive Vice President, Chief Operating Officer and General Counsel of Peapack- Gladstone and the Bank	2014 2013 2012	$300,000 300,000 235,000	$45,000 0 82,250	$135,005 664,635 53,750	$ 165,000 90,000 0	$33,774 44,058 44,143	$ 678,779 1,098,693 415,143
John P. Babcock Senior Executive Vice President of Peapack- Gladstone and President of Private Wealth Management	2014	$394,231	$500,000	$1,200,014	$250,000	$17,433	$2,361,678
Vincent A. Spero Executive Vice President of Peapack- Gladstone and the Bank	2014 2013 2012	$236,379 229,500 225,000	$25,819 0 78,780	$154,903 126,232 52,500	$106,373 60,244 0	$29,548 23,978 24,238	$553,022 439,954 390,488

(1)	Represents the aggregate grant date fair value of restricted stock awards in accordance with ASC 718, see Note 12 – Stock-Based Compensation of Peapack-Gladstone’s Annual Report on Form 10-K for the year ended December 31, 2014 for additional information on the valuation methodology. These awards were granted under our 2012 Long-Term Stock Incentive Plan, which provides for the award of non-qualified stock options, stock appreciation rights or restricted stock to eligible employees, including our named executive officers. The plan provides that grants to eligible employees are determined and approved by the Compensation Committee.
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(2)	The following table itemizes the compensation in this column:
Name	Auto Allowance	Company Contributions to 401(k)	BOLI Premiums
Douglas L. Kennedy	$12,796	$29,260	$0
Jeffrey J. Carfora	7,200	27,794	635
Finn M.W. Caspersen, Jr.	11,281	21,965	528
John P. Babcock	5,400	12,033	0
Vincent A. Spero	6,888	22,264	396

2014 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units (#) (1)	Grant Date Fair Value of Stock and Option Awards
Douglas L. Kennedy	3/11/2014	17,334	$337,493
Jeffrey J. Carfora	3/11/2014	5,925	115,360
Finn M.W. Caspersen, Jr.	3/11/2014	6,934	135,005
John P. Babcock	3/11/2014	61,634	1,200,014
Vincent A. Spero	3/11/2014	7,956	154,903

(1)	Represents restricted stock awards granted under the 2012 Long-Term Stock Incentive Plan. For Messrs. Kennedy, Carfora and Caspersen, the awards granted on March 11, 2014, vests in three equal annual installments commencing with the first anniversary of the grant date subject to continued employment through the applicable vesting date. For Mr. Babcock, there are three vesting schedules, 10,272 awards vest in three equal annual installments commencing with the first anniversary of the grant date; one-half of the EPP equity award of 51,362 shares will vest in five equal annual installments commencing with the first anniversary of the grant date; and the remaining half of the EPP equity award is subject to vesting based on the achievement of specified high-performance measures as described under “Strategic Plan Award (SPA) Equity Grants” in the Compensation Discussion and Analysis. All three vesting schedules are subject to continued employment through the applicable vesting date. For Mr. Spero, 4,420 awards vest in five equal annual installments and 3,536 awards vest in three equal annual installments commencing with the first anniversary of the grant date subject to continued employment through the applicable vesting date. The restricted shares have the right to vote and receive dividends. Dividends paid with respect to the performance-based restricted shares are held in escrow and subject to the same vesting conditions as the underlying shares.

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Outstanding Equity Awards at 2014 Fiscal Year-End

The following table represents stock options and stock awards outstanding for each named executive officer as of December 31, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested
Douglas L. Kennedy					13,624 (8)	$ 252,861
					28,393 (8)	526,974
					35,491 (9)	658,713
					17,334 (7)	321,719
Jeffrey J. Carfora					6,025 (6)	$ 111,824
					2,743 (7)	50,910
					11,648 (8)	216,187
					14,558 (9)	270,196
					5,925 (7)	109,968
Finn M.W. Caspersen, Jr.	2,100 (2)	—	26.76	1/3/2017
	3,150 (3)	—	23.40	1/2/2018
					6,088 (6)	$ 112,993
					2,987 (7)	55,439
					13,629 (8)	252,954
					17,036 (8)	316,188
					6,934 (7)	128,695
John P. Babcock					10,272 (7)	$ 190,648
					25,681 (8)	476,639
					25,681 (9)	476,639
Vincent A. Spero	1,050 (4)	—	27.01	6/2/2018
	3,000 (5)	—	11.91	11/19/2019
					6,018 (6)	$ 111,694
					7,072 (7)	131,256
					6,664 (8)	123,684

(1)	In the event of a Change in Control, all options outstanding on the date of such Change in Control shall become immediately and fully exercisable. All options expire not more than ten years after the date of grant.
(2)	Stock options granted on January 3, 2007, vest at a rate of 20% per year for five years and are exercisable not earlier than one year after the date of the grant, at a price equal to the fair market value of the common stock on the date of the grant.
(3)	Stock options granted on January 2, 2008, vest at a rate of 20% per year for five years and are exercisable not earlier than one year after the date of the grant, at a price equal to the fair market value of the common stock on the date of the grant.
(4)	Stock options granted on June 2, 2008, vest at a rate of 20% per year for five years and are exercisable not earlier than one year after the date of the grant, at a price equal to the fair market value of the common stock on the date of the grant.
(5)	Stock options granted on November 19, 2009, vest at a rate of 20% per year for five years and are exercisable not earlier than one year after the date of the grant, at a price equal to the fair market value of the common stock on the date of the grant.
(6)	The restricted stock vests in four installments: 40% on the second anniversary of issuance and 20% each on the next three annual anniversaries, and only if the executive continues to serve as an executive at such applicable vesting date. Upon termination of employment by reason of death, disability or retirement, or upon a Change in Control, all shares immediately vest.
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(7)	The restricted stock vests in three annual installments commencing on the first anniversary of issuance and only if the executive continues to serve as an executive at such applicable vesting date. Upon termination of employment by reason of death, disability or retirement, or upon a Change in Control, all shares immediately vest.
(8)	The restricted stock vests in five installments, 20% on each anniversary of issuance and only if the executive continues to serve as an executive at such applicable vesting date. Upon termination of employment by reason of death, disability or retirement, or upon a Change in Control, all shares immediately vest.
(9)	Performance-based restricted stock which will cliff vest in March following the fiscal year in which the Company meets four out of five performance measures as described under “Strategic Plan Award (SPA) Equity Grants” in the Compensation Discussion and Analysis. If the Company does not meet four of the five high-performance measures in 2014, 2015, 2016 or 2017, the shares will be forfeited. Upon termination of employment by reason of death, disability or upon a Change in Control, all shares immediately vest, and upon retirement, as defined in the award agreement, the shares will remain outstanding until they either vest or are forfeited in accordance with their terms.

Option Exercises and Stock Vested

The following table represents the options exercises and the vesting of stock during 2014.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	On Exercise	Vesting	On Vesting
Name	(#)	($)	(#)	($)
Douglas L. Kennedy	—	—	10,503	$190,499
Jeffrey J. Carfora	—	—	8,529	160,172
Finn M.W. Caspersen, Jr	—	—	9,166	171,525
John P. Babcock	—	—	—	—
Vincent A. Spero	—	—	6,347	121,738

Potential Payments Upon Termination or Change in Control

Peapack-Gladstone and the Bank have entered into employment agreements with the named executive officers, which set forth the terms of employment of the officers and provide for benefits in the event of termination without “cause.” Peapack-Gladstone and the Bank have also entered into change in control agreements with the named executive officers, each of which provide for benefits in the event a termination without “cause” or for “good reason” following a merger or acquisition of Peapack-Gladstone. A detailed description of the employment agreements and change-in-control agreements may be found in the Compensation Discussion and Analysis section of this proxy under “Employment Contracts” and “Change In Control Agreements.”

Potential Payments upon Termination or Change in Control

The following table shows the potential payments under each named executive’s change-in-control or employment agreement if he had terminated employment with the Bank effective December 31, 2014, under each of the following retirement or termination circumstances (i) death or disability; (ii) voluntary resignation or dismissal for cause; (iii) retirement; (iv) dismissal without cause; and (v) dismissal without cause or resignation for good reason following a change-in-control of Peapack-Gladstone on December 31, 2014. These payments are considered estimates as of specific dates as they contain some assumptions regarding stock price, life expectancy, salary and non-incentive compensation amounts and income tax rates and laws.

Compensation and/or Benefits Payable Upon Termination	Death or Disability	Voluntary Resignation or Dismissal For Cause	Retirement	Dismissal Without Cause (no Change in Control) (1) (3)	Dismissal Without Cause or Resignation For Good Reason (following a Change in Control) (1) (2) (3)
Douglas L. Kennedy
Cash Severance	--	--	--	$1,000,000	$2,512,500
Equity Acceleration (4)	$1,760,268	--	$1,760,268	--	$1,760,268
Welfare Benefits Continuation	--	--	--	--	$26,744
Reduction in Payment (5)	--	--	--	--	--
Total Benefit	$1,760,268	$0	$1,760,268	$1,000,000	$4,299,511

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Compensation and/or Benefits Payable Upon Termination	Death or Disability	Voluntary Resignation or Dismissal For Cause	Retirement	Dismissal Without Cause (no Change in Control) (1) (3)	Dismissal Without Cause or Resignation For Good Reason (following a Change in Control) (1) (2) (3)
Jeffrey J. Carfora
Cash Severance	--	--	--	$512,752	$1,085,235
Equity Acceleration (4)	$759,085	--	$759,085	--	$759,085
Welfare Benefits Continuation	--	--	--	--	$26,744
Life Insurance Benefit (6) (7)	$640,940	--	--	--	$101,226
Reduction in Payment (5)	--	--	--	--	--
Total Benefit	$1,400,025	$0	$759,085	$512,752	$1,972,290
Finn M. W. Caspersen, Jr.
Cash Severance	--	--	--	$600,000	$1,305,000
Equity Acceleration (4)	$866,269	--	$866,269	--	$866,269
Welfare Benefits Continuation	--	--	--	--	$32,241
Life Insurance Benefit (6) (7)	$750,000	--	--	--	$216,417
Reduction in Payment (5)	--	--	--	--	--
Total Benefit	$1,616,269	$0	$866,269	$600,000	$2,419,928
John P. Babcock
Cash Severance	--	--	--	$1,000,000	$1,500,000
Equity Acceleration (4)	$1,143,927	--	$1,143,927	--	$1,143,927
Welfare Benefits Continuation	--	--	--	--	$18,601
Reduction in Payment (5)	--	--	--	--	--
Total Benefit					$2,662,528
Vincent Spero
Cash Severance	--	--	--	$472,770	$644,896
Equity Acceleration (4)	$366,634	--	$366,634	--	$366,634
Welfare Benefits Continuation	--	--	--	--	$21,494
Life Insurance Benefit (6) (7)	$590,963	--	--	--	$110,142
Reduction in Payment (5)	--	--	--	--	27,302
Total Benefit	$957,597	$0	$366,634	$472,770	$1,115,864

(1)	The term “cause” generally means (i) willful and continued failure by a named executive officer to perform the officer’s duties, (ii) willful misconduct by the named executive officer which causes material injury to the Corporation or its successor or (iii) the conviction of a crime, other than a traffic violation, drunkenness, drug abuse, or excessive absenteeism other than for illness.
(2)	The term “good reason” generally means a change in job description, location, compensation or benefits.
(3)	The term “change in control” generally means (i) the acquisition of the Corporation’s securities representing 30% or more of the voting power of all its securities, (ii) the first purchase of the Corporation’s common stock pursuant to a tender or exchange offer, (iii) the shareholder approval of (a) a merger or consolidation of the Corporation into another corporation wherein the other corporation exercises control over the Corporation, (b) a sale or disposition of all or substantially all of the Corporation’s assets or (c) a plan of liquidation or dissolution of the Corporation, (iv) a change in board membership such that over a two year period the directors constituting the Board at the beginning of such period do not constitute two thirds of the Board of the Corporation or a successor corporation at the end of such period, or (v) a sale of (a) the common stock of the Corporation following which a person or entity other than the Corporation or its affiliates owns a majority thereof or (b) all or substantially all of the Corporation’s assets.
(4)	Under Peapack-Gladstone’s various stock option and equity plans, unvested stock options and restricted stock would immediately vest in the event of a change in control. The value of equity acceleration is based on the market price of $18.56 as of December 31, 2014. Named executive officers would have three years from the date of termination following a change in control to exercise the vested options.
(5)	In the event any payments to the named executive officers would exceed the amount that could be received without the imposition of an excise tax under Section 4999 of Code, the payments will be reduced to the extent necessary to ensure that such payments will be limited to the greater of (i) the dollar amount which can be paid to the named executive officers without

29

triggering an excise tax under Section 4999 of the Code, or (ii) the greatest after-tax amount payable to the executive after taking into account any excise tax imposed under Section 4999 of the Code on the total payments.

The greatest after-tax amount payable to the executive after taking into account any excise tax imposed under Section 4999 of the Code on the total payments to Messrs. Kennedy, Carfora, and Caspersen is greater than the dollar amount which can be paid to Messrs. Kennedy, Carfora, and Caspersen without triggering an excise tax under Section 4999 of the Code. Accordingly, the payments to Messrs. Kennedy, Carfora, and Caspersen in connection with a termination following a change in control on December 31, 2014 are not subject to a reduction.

The dollar amount which can be paid to Mr. Babcock in connection with a termination following a change in control on December 31, 2014 is not greater than the 280G limit. Accordingly, Mr. Babcock’s payment is not subject to a reduction.

The dollar amount which can be paid to Mr. Spero without triggering an excise tax under Section 4999 of the Code is greater than the greatest after-tax amount payable to the executive after taking into account any excise tax imposed under Section 4999 of the Code on the total payments to Mr. Spero. Accordingly, the payments to Mr. Spero in connection with a termination following a change in control on December 31, 2014 are subject to a reduction.

(6)	Peapack-Gladstone has purchased bank owned life insurance and entered into a split-dollar plan with the named executive officers, other than Messrs. Kennedy and Babcock, and certain other employees to provide current and post-employment life insurance in an amount which ranges from $25,000 to 2.5 times the executive’s annual base salary. A life insurance benefit of 2.5 times the executive’s annual base salary vests if the executive becomes disabled prior to the termination of employment. A benefit of 2.5 times the executive’s salary is paid if the executive dies while employed by Peapack-Gladstone.
(7)	The life insurance benefit at dismissal without cause or resignation for good reason following a change in control represents the imputed income from December 2014 through the end of the executive’s plan participation year (calculated on an actuarial basis) under Peapack-Gladstone’s Split-Dollar Plan. Upon a change in control, the executive would vest in the benefit of 2.5 times the executive’s annual base salary.

Equity Compensation Plan

The following table shows information at December 31, 2014 for all equity compensation plans under which shares of our common stock may be issued:

			Number of Securities Remaining
			Available for Future Issuance
	Number of Securities	Weighted-Average	Under Equity Compensation
	to be issued upon Exercise	Exercise Price	Plans (Excluding Securities
Plan Category	of Outstanding Options (a)	of Outstanding Options (b)	Reflected in Column (a) (c)

Equity
Compensation
Plans Approved
by Security Holders	345,189	$17.38	406,250

Equity
Compensation
Plans not Approved
by Security Holders	N/A	N/A	N/A
Total	345,189	$17.38	406,250

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that Peapack-Gladstone's executive officers, directors and persons who own more than ten percent of a registered class of Peapack-Gladstone's common stock, file reports of ownership and changes in ownership with the SEC. Based upon copies of reports furnished by insiders, all Section 16(a) reporting requirements applicable to insiders during 2014 were satisfied on a timely basis with the exception of one Form 5 filed on behalf of Mr. Kennedy with regard to a previously unreported disposition of common stock, filed on February 12, 2015.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Board of Directors has established a Compensation Committee, which has been charged with overseeing executive compensation practices at Peapack-Gladstone. Members of the Board who served on the Compensation Committee during 2014 were Messrs. Meyercord (Chair), Consi, Gramigna (left the Compensation Committee on December 31, 2014), Merton and Smith. All members of the Compensation Committee, or their affiliates, have engaged in loan, deposit or trust transactions with the Bank, as discussed below, in “Transactions with Related Persons, Promoters and Certain Control Persons” and under “Director Independence” above. No other relationships required to be reported under the rules promulgated by the Securities and Exchange Commission exist with respect to members of Peapack-Gladstone’s Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In addition to the matters discussed above under the captions “Director Independence” and “Compensation Committee Interlocks and Insider Participation,” directors and officers and their associates were customers of and had transactions with the Bank during the year ended December 31, 2014, and it is expected that such persons will continue to have such transactions in the future. All deposit accounts, loans, and commitments comprising such transactions were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Peapack-Gladstone, and, in the opinion of management of Peapack-Gladstone, did not involve more than normal risks of collectability or present other unfavorable features.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Peapack-Gladstone Financial Corporation:

We have reviewed and discussed with management Peapack-Gladstone's audited consolidated financial statements as of and for the year ended December 31, 2014.

We have discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with the independent accountant the independent accountant’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in Peapack-Gladstone's Annual Report on Form 10-K for the year ended December 31, 2014.

The Audit Committee

Anthony J. Consi, II, Chairman
Richard Daingerfield
Edward A. Gramigna, Jr.
James R. Lamb, Esq.
Beth Welsh

February 27, 2015

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PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed Crowe Horwath LLP as independent registered public accounting firm to examine Peapack-Gladstone’s consolidated financial statements for the fiscal year ending December 31, 2014 and to render other professional services as required. Representatives from Crowe Horwath LLP are expected to be present at the annual meeting to answer questions and they will have the opportunity to speak if desired. The Audit Committee will consider the outcome of our shareholders’ vote in connection with the selection of Crowe Horwath LLP, but is not bound by the vote. If the appointment is not ratified, the Audit Committee will consider whether a different independent registered public accounting firm should be selected.

Aggregate fees for the fiscal years ending December 31, 2014 and December 31, 2013, billed by the Corporation’s independent registered public accounting firm, Crowe Horwath LLP (“Crowe”) were as follows:

Type of Service	2014	2013
Audit Fees (1)	$260,000	$249,830
Audit-Related Fees (2)	140,000	161,380
Total	$400,000	$411,210

(1)	These amounts include fees for professional services rendered by Crowe in connection with the audit of Peapack-Gladstone’s consolidated financial statements and internal control over financial reporting and reviews of the consolidated financial statements included in Peapack-Gladstone’s Quarterly Reports of Form 10-Q.
(2)	Includes fees for procedures related to the rights offering and consents for registration statements for 2013 and for the at-the-market offering and consents for registration statements for 2014.

AUDIT COMMITTEE PRE-APPROVAL PROCEDURES

The Audit Committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the independent registered public accounting firm to Peapack-Gladstone. The policy requires that all services to be performed by Crowe Horwath LLP, Peapack-Gladstone’s independent registered public accounting firm, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services being provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. All services rendered by Crowe Horwath LLP are permissible under applicable laws and regulations. Each new engagement of Crowe Horwath LLP was approved in advance by the Audit Committee.

RECOMMENDATION AND VOTE REQUIRED ON PROPOSAL 3

Approval of this proposal requires the favorable vote of a majority of the votes cast. Abstentions and broker non-votes will have no impact on the approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

SHAREHOLDER PROPOSALS

New Jersey corporate law requires that the notice of shareholders' meeting (for either a regular or special meeting) specify the purpose or purposes of such meeting. Thus, any substantive proposals, including shareholder proposals, must be referred to in Peapack-Gladstone's notice of shareholders' meeting for such proposal to be properly considered at a meeting of Peapack-Gladstone.

Proposals of shareholders which are eligible under the rules of the SEC to be included in Peapack-Gladstone's year 2016 proxy materials must be received by the Secretary of Peapack-Gladstone no later than November 30, 2015.

If Peapack-Gladstone changes its 2016 Annual Meeting date to a date more than 30 days from the date of its 2015 Annual Meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before Peapack-Gladstone begins to print and mail its proxy materials. If Peapack-Gladstone changes the date of its 2016 Annual Meeting in a manner that alters the deadline, Peapack-Gladstone will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change or notify its shareholders by another reasonable means.

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OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

The Board of Directors knows of no business that will be presented for consideration at the meeting other than that stated in this proxy statement. Should any other matter properly come before the meeting or any adjournment thereof, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

WHETHER YOU INTEND TO BE PRESENT AT THE MEETING OR NOT, YOU ARE URGED TO RETURN YOUR SIGNED PROXY PROMPTLY.

By Order of the Board of Directors

F. DUFFIELD MEYERCORD

CHAIRMAN

Bedminster, New Jersey

March 17, 2015

A COPY OF PEAPACK-GLADSTONE'S ANNUAL REPORT FOR THE YEAR-ENDED DECEMBER 31, 2014 CAN BE FOUND, ALONG WITH OUR PROXY STATEMENT, AT WWW.ENVISIONREPORTS.COM/PGC, OR IF A REGISTERED SHAREHOLDER REQUESTED A PAPER COPY, IT IS BEING MAILED WITH THIS PROXY STATEMENT. HOWEVER, SUCH ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT DEEMED TO BE A PART OF THE PROXY SOLICITING MATERIAL. In addition, a copy of our PROXY statement OR Annual Report (without exhibits) will be furnished to any REGISTERED shareholder upon written request addressed to mary m. russell, CORPORATE Secretary, Peapack-Gladstone Financial Corporation, 500 HILLS DRIVE, P.O. Box 700, BEDMINSTER, New Jersey 07921.

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PEAPACK-GLADSTONE
FINANCIAL CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Vote by Internet

- Go to **www.envisionreports.com/PGC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice

1234 5678 9012 345

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report on Form 10-K are available at:

www.envisionreports.com/PGC

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/PGC** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 17, 2015 to facilitate timely delivery.

C O Y

020P9C

Shareholder Meeting Notice

Peapack-Gladstone Financial Corporation's Annual Meeting of Shareholders will be held on Tuesday, April 28, 2015 on the first floor of the headquarters building at 500 Hills Drive, Bedminster, New Jersey, at 2:00 p.m. Eastern Time.

The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3:

1. Election of Directors.
2. Advisory vote on executive compensation.
3. Ratify selection of auditors.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to Peapack-Gladstone Financial Corporation's Annual Meeting

From points North:

- Take I-287 South to exit 22 toward US 202/US 206 N
- Take jughandle on right
- Turn left on US-202/US-206 S toward Pluckemin
- Take the exit toward Hills Drive
- Turn left onto Hills Drive
- Destination will be on the left

From points South:

- Take I-287 North to exit 22A US-202/US-206 S toward Pluckemin
- Take the exit toward Hills Drive
- Turn left onto Hills Drive
- Destination will be on the left

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/PGC**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Peapack-Gladstone Financial Corporation" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 17, 2015.

020P9C

PEAPACK-GLADSTONE FINANCIAL CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - Finn M.W. Caspersen, Jr.	☐	☐
02 - Dr. Susan A. Cole	☐	☐
03 - Anthony J. Consi, II	☐	☐
04 - Richard Daingerfield	☐	☐
05 - Edward A. Gramigna, Jr.	☐	☐
06 - Douglas L. Kennedy	☐	☐
07 - F. Duffield Meyercord	☐	☐
08 - Frank A. Kissel	☐	☐
09 - John D. Kissel	☐	☐
10 - James R. Lamb, Esq.	☐	☐
11 - Edward A. Merton	☐	☐
12 - Philip W. Smith, III	☐	☐
13 - Beth Welsh	☐	☐

Note: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 2 3 2 6 0 0 2

020P8C

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PEAPACK-GLADSTONE
FINANCIAL CORPORATION

Proxy — Peapack-Gladstone Financial Corporation

Notice of 2015 Annual Meeting of Shareholders

500 Hills Drive, Bedminster, New Jersey
Proxy Solicited by Board of Directors for Annual Meeting – April 28, 2015

John D. Kissel, James R. Lamb and Philip W. Smith, III or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Peapack-Gladstone Financial Corporation to be held on April 28, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

PEAPACK-GLADSTONE
FINANCIAL CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
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C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 28, 2015.

Vote by Internet

- Go to **www.envisionreports.com/PGC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Finn M.W. Caspersen, Jr.	☐	☐	02 - Dr. Susan A. Cole	☐	☐	03 - Anthony J. Consi, II	☐	☐
04 - Richard Daingerfield	☐	☐	05 - Edward A. Gramigna, Jr.	☐	☐	06 - Douglas L. Kennedy	☐	☐
07 - F. Duffield Meyercord	☐	☐	08 - Frank A. Kissel	☐	☐	09 - John D. Kissel	☐	☐
10 - James R. Lamb, Esq.	☐	☐	11 - Edward A. Merton	☐	☐	12 - Philip W. Smith, III	☐	☐
13 - Beth Welsh	☐	☐						

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Note: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 2 3 2 6 0 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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020P7D

Directions to Peapack-Gladstone Financial Corporation's Annual Meeting

From points North:

- Take I-287 South to exit 22 toward US 202/US 206 N
- Take jughandle on right
- Turn left on US-202/US-206 S toward Pluckemin
- Take the exit toward Hills Drive
- Turn left onto Hills Drive
- Destination will be on the left

From points South:

- Take I-287 North to exit 22A US-202/US-206 S toward Pluckemin
- Take the exit toward Hills Drive
- Turn left onto Hills Drive
- Destination will be on the left

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

PEAPACK-GLADSTONE
FINANCIAL CORPORATION

Proxy — Peapack-Gladstone Financial Corporation

Notice of 2015 Annual Meeting of Shareholders

500 Hills Drive, Bedminster, New Jersey
Proxy Solicited by Board of Directors for Annual Meeting – April 28, 2015

John D. Kissel, James R. Lamb and Philip W. Smith, III or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Peapack-Gladstone Financial Corporation to be held on April 28, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)